Exhibit 3.29

PHOENIX COLOR CORP.

AMENDED AND RESTATED BYLAWS

PREAMBLE

These Bylaws, as the same may be amended and restated from time to time, are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation, as the same may be amended from time to time (the “Certificate”), of Phoenix Color Corp., a Delaware corporation (the “Corporation”). If any direct conflict exists between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate, such provisions of the DGCL or the Certificate, as the case may be, shall be controlling.

ARTICLE I

STOCKHOLDERS

Section 1.1. Place of Meetings. All meetings of the stockholders of the Corporation (each a “Stockholder” and, collectively, the “Stockholders”) shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors of the Corporation (the “Board of Directors”), the Chairman of the Board of Directors (the “Chairman of the Board”), the Chief Executive Officer, the President or the Secretary. In the absence of any such designation, each such meeting shall be held at the principal office of the Corporation.

Section 1.2. Annual Meeting. The annual meeting of Stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such place, on such date and at such time to be fixed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and stated in the notice or waiver of notice of the annual meeting.

Section 1.3. Special Meetings. Unless otherwise prescribed by the DGCL or by the Certificate, special meetings of Stockholders may be called only (i) at the request of the Board of Directors, by resolution duly passed, or (ii) at the written request of Stockholders owning at least thirty percent (30%) of the issued and outstanding voting stock of the Corporation, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary may fix. Business transacted at any special meeting of Stockholders shall be restricted to the purpose or purposes stated in the notice of meeting (including, without limitation, for the purpose of discussing (and potentially voting upon) any matters that may properly come before the special meeting, if so stated in such notice).

Section 1.4. Notice of Meetings.

(a) Written notice of each meeting of Stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each Stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by the DGCL or the Certificate. Any such notice of a meeting of the Stockholders shall state the place, date and time of the meeting, and any notice of a special meeting of the Stockholders shall also state the purpose or purposes for which the meeting is called.

(b) Notices will be deemed delivered and given (i) if by mail or overnight courier, when deposited in the United States mail (postage prepaid) or delivered to the overnight courier, and directed to the Stockholder at his address as it appears on the record of Stockholders, or, if the Stockholder shall have filed with the Secretary a written request that notices to the Stockholder be mailed to some other address, then directed to him at such other address; (ii) if by facsimile, when faxed to a number at which the Stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the Stockholder has consented to receive notice; or (iv) if by any other form of electronic communication, when directed to the Stockholder in the manner consented to by the Stockholder.

(c) For notice given by electronic transmission to a Stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A Stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A Stockholder’s consent to notice by electronic transmission shall be deemed automatically revoked if the Corporation is unable to deliver two (2) consecutive electronic transmission notices and such inability becomes known to the Secretary, Assistant Secretary, the transfer agent or other person responsible for giving notice.

(d) Whenever notice is required, under the DGCL, the Certificate or these Bylaws, to be given to any person with whom communication is unlawful, then notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. If an action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(e) Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these Bylaws, to any Stockholder to whom (a) notice of two (2) consecutive annual meetings, and all notices of meetings or the taking of action by written consent without a meeting to such person during the period between the two (2) consecutive annual meetings, or (b) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

Section 1.5. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any Stockholder present at such meeting. This list shall determine the identity of the Stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 1.6. Quorum. Except as otherwise provided by the DGCL, the Certificate or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the Stockholders. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or represented by proxy, may adjourn the meeting to another place, date or time.

Section 1.7. Adjournments. Any meeting of Stockholders may be adjourned to any other time and to any other place at which a meeting of Stockholders may be held under these Bylaws by the chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock of the Corporation present or represented by proxy and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity with Section 1.4 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 1.8. Voting and Proxies. Each Stockholder shall have one (1) vote for each share of stock entitled to vote held of record by such Stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the DGCL or in the Certificate. Each Stockholder of record entitled to vote at a meeting of Stockholders may vote in person or may authorize any other person or persons to vote or act for the Stockholder by written proxy executed by the Stockholder or the Stockholder’s authorized agent or by a transmission permitted by law and delivered to the Secretary. No Stockholder may authorize more than one (1) proxy for the Stockholder’s shares. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.9. Action at Meeting.

(a) When a quorum is present at any meeting of the Stockholders, any election of directors shall be determined by a plurality of the votes cast affirmatively or negatively by the Stockholders entitled to vote in the election of directors, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two (2) or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter) shall decide such matter, except when a different vote is required by express provision of the DGCL, the Certificate or these Bylaws.

(b) Except where otherwise required by law, all voting may be by a voice vote; provided, however, that the election of directors shall be conducted by stock vote and, upon demand therefor by a Stockholder entitled to vote or his proxy, a stock vote shall be taken with respect to other matters. Every stock vote shall be taken by ballot, each of which shall state the name of the Stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Section 1.10. Notice of Stockholder Business.

(a) At an annual or special meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a Stockholder. For business to be properly brought before an annual meeting by a Stockholder, it must be a proper matter for Stockholder action under the DGCL, and the Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a Stockholder proposal to be presented at an annual meeting shall be received at the principal office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding annual meeting of Stockholders, provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is in any other year advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding annual meeting, notice by the Stockholders to be timely must be received not earlier than one hundred twenty (120) days prior to the scheduled date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the delivery of notice of such annual meeting is sent by the Corporation. In no event shall the postponement or adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(b) A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the Stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of the Corporation which are beneficially owned by the Stockholder and such other beneficial owner, and (iv) any material interest of the Stockholder and such other beneficial owner in such business.

Section 1.11. Conduct of Business.

(a) At every meeting of the Stockholders, the Chairman of the Board, or, in his absence, the President or such other person as may be appointed by the Board of Directors, shall act as chairman of the meeting. The Secretary or a person designated by the chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at any meeting of the Stockholders is restricted to Stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the Corporation.

(b) The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the Stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at the meeting shall be announced at the meeting.

(c) The chairman of the meeting shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The chairman of the meeting may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any Stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman of the meeting shall have the power to have such person removed from participation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and Section 1.10 above. The chairman of the meeting shall if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 1.11 and Section 1.10 above, and if the chairman of the meeting should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 1.12. Stockholder Action Without Meeting. Any action required or permitted by the DGCL to be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (a) prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent of the Stockholders shall be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 228(c) of the DGCL, and (b) if the action which is consented to is such as would have required the filing of a certificate under any other section of the DGCL, if such action had been voted on by the Stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such action concerning any vote of stockholders or members, that written consent has been given in accordance with Section 228 of the DGCL.

Section 1.13. Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, Stockholders and proxy holders not physically present at a meeting of Stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such Stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including, without limitation, an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all of the powers of the Corporation, except as otherwise provided by the DGCL, the Certificate or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by the DGCL, the Certificate or these Bylaws, may exercise the powers of the full Board of Directors until the vacancy is filled.

Section 2.2. Number and Term of Office. The number of directors shall be at least three (3), but not more than seven (7); provided that the Board of Directors shall have the exclusive power to fix from time to time the number of directors pursuant to are solution adopted by a majority of the Board of Directors. All directors shall hold office until the next annual meeting of the Stockholders and until their respective successors are elected and qualify, except in the case of the death, resignation or removal of any director. Notwithstanding the foregoing, if all of the voting stock of the Corporation is held by less than three (3) Stockholders, then the number of directors may be less than three (3), but not less than the number of holders of voting stock of the Corporation.

Section 2.3. Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, removal, retirement, disqualification or otherwise may be filled by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office until the next annual meeting of Stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.4. Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the Board of Directors, President or Secretary. Such resignation shall be effective upon receipt unless otherwise specified in the notice of resignation.

Section 2.5. Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 2.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided, however, that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of Stockholders.

Section 2.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, President, Secretary or two (2) or more directors, or by one (l) director in the event that there is only a single director in office, and may be held at any time and place, within or without the State of Delaware.

Section 2.8. Notice of Special Meetings. Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one (1) of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least five (5) days in advance of the meeting, (ii) sending a facsimile, or delivering written notice by hand, to his last known business or home address at least five (5) days in advance of the meeting, or (iii) mailing written notice to his last known business or home address at least five (5) days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.

Section 2.9. Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Unless otherwise restricted by the DGCL, the Certificate or these

Bylaws, directors or any member of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 2.10. Quorum. Except as may be otherwise specifically provided by the DGCL, the Certificate or these Bylaws, a majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. If one (1) or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one (1) for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

Section 2.11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by the DGCL, the Certificate or these Bylaws.

Section 2.12. Action by Written Consent. Unless otherwise restricted by the DGCL, the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee of the Board of Directors, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee of the Board of Directors.

Section 2.13. Committees. The Board of Directors may designate one (1) or more committees, including, without limitation, an Audit Committee and a Compensation Committee, each committee to consist of one (1) or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

Section 2.14. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors or a duly authorized committee thereof may from time to time determine. In addition, subject to the requirements of these Bylaws, the Certificate and the DGCL, any director may serve the Corporation in any other capacity (including, without limitation, as an officer or contractor thereof) and receive compensation therefor.

ARTICLE III

BOARD OF ADVISORS

The Board of Directors, in its discretion, may authorize the formation of one or more independent Boards of Advisors. Any such Board of Advisors may make recommendations concerning the business or policy of the Corporation to the Board of Directors in a strictly advisory capacity. Any such Board of Advisors shall have no rights, power or authority to issue final decisions in matters concerning the business or policy of the Corporation. The number and composition of the Board of Advisors shall be determined exclusively by the Board of Directors. The Board of Directors shall have exclusive right, power and authority to appoint any advisor to, or remove any advisor from (for any or no reason), the Board of Advisors, and each such advisor shall serve at the pleasure of the Board. All members of any Board of Advisors formed by the Board of Directors shall automatically, and without any action by the Board of Directors, be indemnified by the Corporation to the maximum possible extent under Article VIII of these Bylaws, the DGCL and other applicable law, for any actions taken by those members related to their roles as members of the Board of Advisors.

ARTICLE IV

OFFICERS

Section 4.1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer and such other officers with such other titles as the Board of Directors may from time to time determine to be advisable and in the best interests of the Corporation, including, without limitation, a Chairman of the Board and one (l) or more Vice-Presidents, Assistant Secretaries or Assistant Treasurers.

Section 4.2. Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the Stockholders. Officers may be appointed by the Board of Directors at any other meeting.

Section 4.3. Qualification. No officer need be a Stockholder. Subject to the requirements of the DGCL, any two (2) or more offices may be held by the same person.

Section 4.4. Tenure. Except as otherwise provided by the DCGL, the Certificate or these Bylaws, each officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 4.5. Resignation and Removal. Any officer may resign by delivering notice of resignation, either in writing signed by such officer or by electronic transmission to the Board of Directors, Chief Executive Officer or President. Such resignation shall be effective upon receipt unless otherwise specified in the notice. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

Section 4.6. Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, then he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Stockholders, and, if the Chairman of the Board is a director, at all meetings of the Board of Directors.

Section 4.7. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation and shall report directly to the Board of Directors. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. If the Board of Directors does not elect a Chairman of the Board, then the Chief Executive Officer shall perform all duties of the Chairman of the Board and preside at all meetings of the Board of Directors and the Stockholders.

Section 4.8. President. The President shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him by the Board of Directors. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer. The President shall, in the absence of or because of the inability to act of the Chairman of the Board and the Chief Executive Officer, perform all duties of the Chairman of the Board and preside at all meetings of the Board of Directors and of Stockholders. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation other than the Chairman of the Board and Chief Executive Officer.

Section 4.9. Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one (l), the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have the powers of the President (subject to any and all restrictions placed upon the powers of the President by the Board of Directors). The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

Section 4.10. Secretary and Assistant Secretaries.

(a) The Secretary shall perform such duties and shall have such powers as the Board of Directors, Chief Executive Officer or President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of the Stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of the Stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of Stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

(b) Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, Chief Executive Officer, President or Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

(c) In the absence of the Secretary or any Assistant Secretary at any meeting of the Stockholders or Board of Directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 4.11. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, Chief Executive Officer or President. In addition, subject to the powers and authority of the Board of Directors or any duly authorized committee thereof, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the Corporation.

Section 4.12. Treasurer and Assistant Treasurers.

(a) Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, Chief Executive Officer or President. In addition, subject to the powers and authority of the Board of Directors and Chief Financial Officer, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer and otherwise assist the Chief Financial Officer perform his duties.

(b) Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, Chief Financial Officer or Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

Section 4.13. Salaries; Compensation. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or a duly authorized committee thereof.

Section 4.14. Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

Section 4.15. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

AFFILIATE TRANSACTIONS

No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation any other corporation, partnership, association or other organization in which one (l) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee thereof, and the Board of Directors or committee thereof in good faith authorizes the contract or transaction by a majority vote of the disinterested directors, even though the disinterested directors be less than a quorum;

(b) The material facts as his relationship or interest and as to the contract or transaction are disclosed or known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

(c) The contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the Stockholders.

ARTICLE VI

CAPITAL STOCK

Section 6.1. Issuance of Stock. Unless otherwise voted by the Stockholders and subject to the provisions of the Certificate, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

Section 6.2. Certificates of Stock.

(a) Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board, if any, the President or a Vice President, and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile.

(b) Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate, the Bylaws, applicable securities laws or any agreement among any number of Stockholders or among such Stockholders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 6.3. Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law and any applicable agreements (including, without limitation, any stockholder agreements), shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by the DGCL, the Certificate or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including, without limitation, the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 6.4. Lost Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including, without limitation, the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

Section 6.5. Record Date.

(a) The Board of Directors may fix in advance a record date for the determination of the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or to express consent or dissent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

(b) If no record date is fixed, the record date for determining Stockholders entitled to notice of or to vote at a meeting of the Stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining Stockholders entitled to express consent or dissent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

(c) A determination of the Stockholders of record entitled to notice of or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

DIVIDENDS

Subject to the DGCL, the Certificate and these Bylaws, the Board of Directors has the exclusive power to declare dividends on the issued and outstanding shares of stock of the Corporation and to set the amount and timing of any such dividends. The Board of Directors may, in its sole discretion, set aside reserves from funds otherwise available to be distributed as dividends to the Stockholders for any purpose that the Board of Directors deems to be advisable and in the best interests of the Corporation, including, without limitation, to meet contingencies, equalize dividends and repair or maintain the Corporation’s property.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS,

OFFICERS AND OTHER PERSONS

Section 8.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in Section 8.2, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the Proceeding (or part thereof) was authorized by the Board of Directors, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (d) the Proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, unless the DGCL then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section 8.1 or otherwise.

Section 8.2. Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including, without limitation, its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including, without limitation, its Board of Directors, independent legal counsel or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 8.3. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation. The Corporation hereby grants full indemnification protection under this Article VIII to all persons serving on a Board of Advisors.

Section 8.4. Non-Exclusivity of Rights. The rights conferred on any person in Sections 8.1, 8.2 and 8.3 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

Section 8.6. Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.7. Effect of Amendment. Any amendment, repeal or modification of any of the foregoing provisions of this Article VIII by the Stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such amendment, repeal or modification.

ARTICLE IX

AMENDMENTS

Section 9.1. By the Board of Directors. Except as is otherwise required by the DGCL, these Bylaws or the Certificate, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors.

Section 9.2. By the Stockholders. Except as is otherwise required by the DGCL, these Bylaws or the Certificate, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote at any annual meeting or special of Stockholders.

ARTICLE X

GENERAL PROVISIONS

Section 10.1. Fiscal Year. The fiscal year of the Corporation shall end as of December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

Section 10.2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

Section 10.3. Waiver of Notice. Whenever any notice whatsoever is required to be given by the DGCL, the Certificate or these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the DGCL, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

Section 10.4. Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President, or any officer of the Corporation authorized by the Chief Executive Officer or President, shall have the power to vote and otherwise act on behalf of the Corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this

Corporation (with or without power of substitution) at any meeting of stockholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by the Corporation and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of the Corporation’s ownership of securities in such other corporation or other organization.

Section 10.5. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the Stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate reasonably and in good faith be conclusive evidence of such action.

Section 10.6. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 10.7. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 10.8. Notices. Except as otherwise specifically provided herein or required by the DGCL, all notices required to be given to any Stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile or other electronic transmission in the manner provided in Section 232 of the DGCL, or by commercial courier service. Any such notice shall be addressed to such Stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such Stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.

Section 10.9. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, each member of any Board of Advisors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including, without limitation, reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 10.10. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 10.11. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.